UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________________
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
 ____________________
Date of Report (Date of earliest event reported): January 30, 2020
Accenture plc
(Exact name of Registrant as specified in its charter)

Ireland	001-34448	98-0627530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1 Grand Canal Square
Grand Canal Harbour
Dublin 2, Ireland
(Address of principal executive offices)
Registrant’s telephone number, including area code: (353) (1) 646-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0000225 per share	ACN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On January 30, 2020, Accenture plc (“Accenture”) held its 2020 annual general meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, Accenture’s shareholders approved an amendment and restatement of the Amended and Restated Accenture plc 2010 Share Incentive Plan (such restatement, the “Amended 2010 SIP”), which had previously been approved by the Board of Directors of Accenture (the “Board”), subject to shareholder approval.

The Amended 2010 SIP is substantially the same as the prior Amended and Restated Accenture plc 2010 Share Incentive Plan, except that it has been amended to (i) authorize an additional 15 million shares, (ii) extend the term of the plan until December 9, 2029, (iii) formalize Accenture’s historical practice that accrued dividends and dividend equivalent rights may not be paid out unless and until the underlying award vests, (iv) add a minimum vesting period of one year from grant for all options granted under the plan and (v) reiterate that Accenture’s clawback policies apply to all awards granted under the plan.

The material terms of the Amended 2010 SIP are described in Accenture’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on December 10, 2019 (the “Proxy Statement”), and the description of the plan included in the Proxy Statement is incorporated herein by reference as Exhibit 99.1. The description of the Amended 2010 SIP is qualified in its entirety by reference to the full text of the Amended 2010 SIP, a copy of which is filed as Exhibit 10.1 hereto.

Item 5.07 Submission of Matters to a Vote of Security Holders
On January 30, 2020, Accenture held its Annual Meeting. Accenture’s shareholders approved each of the following proposals considered at the Annual Meeting. The following chart sets forth the number and percentage of votes cast for and against, and the number of abstention votes and broker non-votes, with respect to each proposal voted upon by Accenture’s shareholders:

		For		Against		Abstained	Broker Non-Votes
1.	To re-appoint the following directors:
	Jaime Ardila	464,176,326	99.89%	515,271	0.11%	500,441	67,596,905
	Herbert Hainer	463,792,670	99.81%	894,010	0.19%	505,358	67,596,905
	Nancy McKinstry	411,976,300	88.64%	52,824,367	11.36%	391,371	67,596,905
	Gilles C. Pélisson	463,075,367	99.64%	1,673,285	0.36%	443,386	67,596,905
	Paula A. Price	462,823,791	99.58%	1,946,927	0.42%	421,320	67,596,905
	Venkata (Murthy) Renduchintala	464,151,652	99.88%	558,024	0.12%	482,362	67,596,905
	David Rowland	460,804,696	99.13%	4,067,165	0.87%	320,177	67,596,905
	Arun Sarin	460,147,842	99.01%	4,601,716	0.99%	442,480	67,596,905
	Julie Sweet	464,144,789	99.88%	568,881	0.12%	478,368	67,596,905
	Frank K. Tang	463,587,862	99.85%	681,003	0.15%	923,173	67,596,905
	Tracey T. Travis	464,147,558	99.87%	618,844	0.13%	425,636	67,596,905
2.	To approve, in a non-binding vote, the compensation of Accenture’s named executive officers	434,305,099	93.68%	29,309,907	6.32%	1,577,032	67,596,905
3.	To approve the Amended and Restated Accenture plc 2010 Share Incentive Plan(1)	442,364,606	95.09%	22,080,433	4.75%	746,999	67,596,905
4.	To ratify, in a non-binding vote, the appointment of KPMG LLP (“KPMG”) as Accenture’s independent auditors and to authorize, in a binding vote, the Audit Committee of the Board to determine KPMG’s remuneration	518,124,489	97.50%	13,260,437	2.50%	1,404,017	—

5.	To grant the Board the authority to issue shares under Irish law	523,164,595	98.29%	9,106,021	1.71%	518,327	—
6.	To grant the Board the authority to opt-out of pre-emption rights under Irish law	529,459,702	99.53%	2,474,815	0.47%	854,426	—
7.	To determine the price range at which Accenture can re-allot shares that it acquires as treasury shares under Irish law	529,537,850	99.57%	2,281,495	0.43%	969,598	—
(1) As noted in the Proxy Statement, under NYSE rules, abstentions count as a vote “against” the proposal. Abstentions constituted 0.16% of the votes cast with respect to the proposal.

Item 8.01 Other Events
As announced in the Proxy Statement, the independent directors of the Board appointed Gilles Pélisson to serve as independent Lead Director of the Board, effective at the completion of the Annual Meeting. Mr. Pélisson succeeds Marjorie Magner, who retired as a director of Accenture at the completion of the Annual Meeting.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Accenture plc 2010 Share Incentive Plan
99.1	The section entitled “Proposal 3: Approval of Amended and Restated Accenture plc 2010 Share Incentive Plan” included in the Proxy Statement is incorporated herein by reference
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 30, 2020	ACCENTURE PLC

	By:	/s/ Joel Unruch
	Name:	Joel Unruch
	Title:	General Counsel & Corporate Secretary